UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)
(408) 240-5500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2018, SunStrong Capital Acquisition, LLC (“Borrower”), a wholly-owned subsidiary of SunPower Corporation (the “Company”), and SunStrong Capital Lender LLC, an indirect subsidiary of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Lender”), entered into a Loan Agreement (the “Loan Agreement”) under which the Borrower borrowed a subordinated, mezzanine loan of $110.5 million (the “Loan”). Amounts borrowed under the Loan Agreement will be used to fund reserve accounts or otherwise reserved until the satisfaction of certain conditions precedent, retire certain preferred equity, and used to pay fees, expenses and transaction costs. The remaining amounts will be distributed by the Borrower to the Company.

The Loan may not be prepaid except for certain mandatory prepayments and, during the period after December 31, 2018 and prior to June 30, 2019, prepayment of an amount equal to the sum of all the outstanding principal and accrued and unpaid interest, 5.0% of the outstanding principal of the loan, and the Lender’s reasonable documented costs and expenses in connection with negotiation and documentation of the Loan Agreement. The obligations under the Loan Agreement are secured by the assets of, and equity in, the Borrower. The Company has agreed to further indemnify Lender for losses incurred by Lender related to breaches of certain representations and warranties, the modification, termination or delinquency of certain residential solar project leases, and reassessments of property taxes related to the leased property.

Borrowings under the Loan Agreement will bear interest at a rate of 12% per annum, payable on the last business day of each March, June, September and December during the term, on the date of any prepayment with respect to the principal amount of the Loan being prepaid, and on the maturity date of August 10, 2043. The subordinated Loan will be repaid with revenue from the residential lease portfolio that is distributed to Borrower following distributions to tax equity partners and the repayment of senior debt.  The Loan Agreement includes representations and warranties, covenants, and events of default customary for financing transactions of this type.

The foregoing description of the Loan Agreement is not a complete description of all terms and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as an exhibit hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

The Company entered into the Loan Agreement as part of its previously announced decision to sell or refinance its interest in its residential lease portfolio, which the Company believes will further its strategic initiatives to simplify its financial statements.

Forward-Looking Statements

The above information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s expectations regarding the sale or refinancing of its residential lease portfolio and the anticipated effects on its financial statements and results of operations. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) challenges in executing transactions key to our strategic plans and (2) our ability to successfully implement actions to achieve our strategic plans and goals, including plans to monetize assets and streamline our business and focus. A detailed discussion of these factors and other risks that affect the Company’s business is included in filings the Company makes with the Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of the Company’s Investor Relations website at investors.sunpower.com. All forward-looking statements in this Current Report on Form 8-K are based on information currently available to the Company, and the Company assumes no obligation to update these forward-looking statements in light of new information or future events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Loan Agreement, dated August 10, 2018, by and between SunStrong Capital Acquisition, LLC and SunStrong Capital Lender LLC

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

August 15, 2018	By:	/S/ MANAVENDRA S. SIAL
	Name:	Manavendra S. Sial
	Title:	Executive Vice President and Chief Financial Officer